UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West 57th Street, Suite 4200
New York, NY 10019
Telephone: (212) 750-8300
 (Address, zip code, and telephone number, including
area code, of registrant’s principal executive office)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2019, it was announced that William J. Janetschek, Chief Financial Officer of KKR & Co. Inc., will retire from his position effective December 31, 2019, and that KKR & Co. Inc. will be appointing Robert H. Lewin to succeed him as Chief Financial Officer effective January 1, 2020.

Robert H. Lewin, 40, is a Member of the firm and currently Head of Human Capital and Strategic Talent, where he leads KKR’s people and talent function as well as having responsibility for strategic planning across the firm. Since joining KKR in 2004, Mr. Lewin has held a number of positions. These include as an investor in private equity, helping launch KKR’s Asia business, co-leading the firm’s credit and capital markets businesses, and serving as Treasurer and Head of Corporate Development with oversight of KKR’s balance sheet.  Mr. Lewin has a Bachelor of Science from the University of Pennsylvania. He currently serves on the board of Answer the Call, a non-profit organization.

As an employee of KKR, Mr. Lewin is permitted to invest and has invested his own capital in KKR’s funds, side-by-side investments with KKR’s funds or the firm and in funds managed by KKR’s strategic partnerships with other fund managers. From January 1, 2018 to September 30, 2019, $1.88 million was invested pursuant thereto by Mr. Lewin. In the ordinary course, KKR guarantees borrowings made by certain employee investment vehicles established for the purpose of making such investments. Prior to his appointment, up to $1.45 million of Mr. Lewin’s investment commitments were committed through such vehicles, and such commitments will no longer receive the benefits of such borrowings and guarantee following Mr. Lewin’s appointment. In addition, Mr. Lewin is a limited partner of KKR Holdings L.P. As a result, he may exchange his limited partner interests therein for shares of Class A common stock of KKR & Co. Inc. pursuant to an exchange agreement and receive certain payments in connection therewith pursuant to a tax receivables agreement, which agreements have been disclosed in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Since January 1, 2018, Mr. Lewin directly and indirectly received approximately $75,000 pursuant to the tax receivable agreement.

No determination by the Board of Directors has been made about compensation arrangements for Mr. Lewin in connection with his appointment as of the date of this filing.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the retirement of Mr. Janetschek and the appointment of Mr. Lewin is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated December 4, 2019, issued by KKR & Co. Inc. (This exhibit is furnished and not filed).
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: December 10, 2019	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary